Exhibit 99.02

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheet of NationsHealth and the historical balance sheet of Millstream as of June 30, 2004, giving effect to the merger of NationsHealth and Millstream pursuant to the merger agreement, as if the merger had been consummated on June 30, 2004. The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of NationsHealth for the year ended December 31, 2003 and Millstream for the period from April 11, 2003 (inception) to December 31, 2003, and the historical statements of operations of NationsHealth and Millstream for the six months ended June 30, 2004, giving effect to the merger as if it had occurred on January 1, 2003.

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2003, from the audited financial statements of NationsHealth and Millstream for that year, and the information for the six months ended June 30, 2004 from the unaudited financial statements of NationsHealth and Millstream for that period. NationsHealth has provided all the information set forth herein regarding NationsHealth and US Pharmaceutical Group. Neither Millstream nor NationsHealth assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the Millstream audited financial statements and related notes included in this document under Millstream Financial Statements and the NationsHealth audited financial statements included in this document under NationsHealth Consolidated and Combined Financial Statements.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results.

The unaudited pro forma combined information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost for such activities. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

•                    Accompanying notes to the unaudited pro forma combined condensed financial statements.

•                    Separate historical financial statements of NationsHealth for the year ended December 31, 2003 and the six months ended June 30, 2004 included elsewhere in this document.

•                    Separate historical financial statements of Millstream for the period from April 11, 2003 (inception) to December 31, 2003 and the six months ended June 30, 2004 included elsewhere in this document.

The unaudited pro forma condensed combined balance sheet has been prepared using two different levels of approval of the merger by Millstream stockholders, as follows:

•                    Assuming Maximum Approval: This presentation assumes that 100% of Millstream stockholders approve the merger; and

•                    Assuming Minimum Approval: This presentation assumes that only 80.1% of Millstream stockholders approve the merger.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements were prepared using the reverse acquisition treatment under the purchase method of accounting with NationsHealth treated as the acquirer. Accordingly, the assets and liabilities of Millstream have been presented at their historical cost (which is considered to be the equivalent of estimated fair value), with no goodwill or other intangible assets recorded and no increment in combined stockholders’ equity.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING MAXIMUM APPROVAL

JUNE 30, 2004

(IN THOUSANDS)

	NationsHealth	Millstream	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$781	$63	$18,845	(a)	$14,346
			(2,343	)(b)
			(3,000	)(c)
Investments held in trust	—	20,845	(18,845	)(a)	2,000
Other current assets	10,525	43	—		10,568
Total current assets	11,306	20,951	(5,343)		26,914
Other Assets	3,621	468	(2,401	)(f)	1,688
Total assets	$14,927	$21,419	$(7,744)		$28,602

LIABILITIES AND MEMBERS’ (DEFICIENCY)/ STOCKHOLDERS’ EQUITY
Current Liabilities	$19,160	$163	$(1,000	)(b)	$18,323
Long-Term Debt:
Lines of credit	3,485	—			3,485
Notes payable to members	1,343	—	(1,343	)(b)	—
Common stock subject to possible redemption	—	4,103	(4,103	)(c)	—
Total liabilities	23,988	4,266	(6,446)		21,808

Members’ (Deficiency)/Stockholders’ Equity:
Common stock	—	1	2	(c)	3
Additional paid-in capital	—	17,338	5,090	(c)	20,027
			(2,401	)(f)
Preferred members’ interest—voting	400	—	(400	)(c)	—
Preferred members’ interests—nonvoting	3,740	—	(3,740	)(c)	—
Class B interests	35	—	(35	)(c)	—
Accumulated deficit	(13,236)	(186)	186	(d)	(13,236)
Total members’ (deficiency)/stockholders’ equity	(9,061)	17,153	(1,298)		6,794
Total liabilities and members’ (deficiency)/stockholders’ equity	$14,927	$21,419	$(7,744)		$28,602

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING MINIMUM APPROVAL

JUNE 30, 2004

(IN THOUSANDS)

	NationsHealth	Millstream	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$781	$63	$18,845	(a)	$10,177
			(2,343	)(b)
			(3,000	)(c)
			(4,169	)(c)
Investments held in trust	—	20,845	(18,845	)(a)	2,000
Other current assets	10,525	43	—		10,568
Total current assets	11,306	20,951	(9,512)		22,745
Other Assets	3,621	468	(2,401	)(f)	1,688
Total assets	$14,927	$21,419	$(11,913)		$24,433
LIABILITIES AND MEMBERS’ (DEFICIENCY)/ STOCKHOLDERS’ EQUITY
Current Liabilities	$19,160	$163	$(1,000	)(b)	$18,323
Long-Term Debt:
Lines of credit	3,485	—			3,485
Notes payable to members	1,343	—	(1,343	)(b)	—
Common stock subject to possible redemption	—	4,103	(4,103	)(c)	—
	23,988	4,266	(6,446)		21,808

Members’ (Deficiency)/Stockholders’ Equity:
Common stock	—	1	2	(c)	3
Additional paid-in capital	—	17,338	5,090	(c)	15,858
			(4,169	)(c)
			(2,401	)(f)
Preferred members’ interest—voting	400	—	(400	)(c)	—
Preferred members’ interests—nonvoting	3,740	—	(3,740	)(c)	—
Class B interests	35	—	(35	)(c)	—
Accumulated deficit	(13,236)	(186)	186	(d)	(13,236)
Total members’ (deficiency)/stockholders’ equity	(9,061)	17,153	(5,467)		2,625
Total liabilities and members’ (deficiency)/stockholders’ equity	$14,927	$21,419	$(11,913)		$24,433

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

(IN THOUSANDS)

	NationsHealth	Millstream(1)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Net sales	$25,073	$—	$—		$25,073
Prescription card fees, net	654	—	—		654
	25,727	—	—		25,727

Cost of Sales	10,206	—	—		10,206

Gross Profit	15,521	—	—		15,521

Operating Expenses:
Customer acquisition and related costs	6,233	—	—		6,233
Personnel costs	6,127	—	—		6,127
Provision for doubtful accounts	3,794	—	—		3,794
General and administrative	2,872	155	—		3,027
Depreciation and amortization	121	—	—		121
	19,147	155	—		19,302

Loss from Operations	(3,626)	(155)	—		(3,781)

Interest, Net	(199)	67	167	(e)	35

Net Loss	$(3,825)	$(88)	$167		$(3,746)

Pro Forma Loss Per Share:
Assuming maximum approval					$(0.14)
Assuming minimum approval					$(0.11)

(1)          From inception (April 11, 2003) to December 31, 2003.

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2004

(IN THOUSANDS)

	NationsHealth	Millstream	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Net sales	$30,700	$—	$—		$30,700
Prescription card fees, net	1,185	—	—		1,185
	31,885	—	—		31,885

Cost of Sales	10,902	—	—		10,902

Gross Profit	20,983	—	—		20,983

Operating Expenses:
Customer acquisition and related costs	11,303	—	—		11,303
Personnel costs	6,656	—	—		6,656
Provision for doubtful accounts	5,595	—	—		5,595
General and administrative	4,220	193	—		4,413
Depreciation and amortization	204	—	—		204
	27,978	193	—		28,171

Loss from Operations	(6,995)	(193)	—		(7,188)

Interest, Net	(311)	95	171	(e)	(45)

Net Loss	$(7,306)	$(98)	$171		$(7,233)

Pro Forma Loss Per Share:
Assuming maximum approval					$(0.28)
Assuming minimum approval					$(0.21)

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

The merger agreement provides for the merger of Millstream, through a wholly-owned subsidiary, with and into NationsHealth. Following consummation of the merger, NationsHealth will continue as the surviving company and the wholly-owned subsidiary of Millstream and the separate corporate existence of N Merger shall cease. In the merger, all the membership interests of NationsHealth will be converted into the right to receive shares of Millstream common stock and $3,000,000 in cash.

Millstream and NationsHealth plan to complete the merger promptly after a Millstream special meeting, provided that:

•                    Millstream’s stockholders have adopted the merger agreement, including the amendment and restatement of Millstream’s certificate of incorporation;

•                    holders of less than 20% of the shares of common stock issued in Millstream’s initial public offering vote against the merger proposal and demand conversion of their shares into cash; and

•                    the other conditions specified in the merger agreement have been satisfied or waived.

The Merger will be accounted for as a reverse acquisition application of the purchase method of accounting by Millstream, with NationsHealth treated as the accounting acquirer. Under the reverse acquisition method of accounting, the assets and liabilities of Millstream will be recorded as of the acquisition date, at their respective historical cost, which is considered to be the equivalent of fair value, and added to those of NationsHealth, with no goodwill or other intangible assets recorded and no increment in combined stockholders’ equity. The reported results of operations of Millstream after completion of the acquisition will reflect the historical results of operations of NationsHealth.

All amounts and balances have been rounded and presented to the nearest thousands.

NOTE 2. PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading “Pro Forma Adjustments” include the following:

(a)          To reflect the release of funds held in trust by Millstream.

(b)         To reflect repayment of the overadvance facility and loans made by certain members to NationsHealth.

(c)          To reflect issuance of Millstream common stock and payment of cash in conversion of membership interests of NationsHealth, and (Assuming Minimum Approval) payment to dissenting Millstream stockholders.

(d)         To eliminate the deficit of Millstream as the accounting acquiree under the reverse acquisition application of the purchase method of accounting.

(e)          To eliminate interest expense related to notes payable to members of NationsHealth.

(f)            To eliminate deferred merger costs and reflect as a reduction of additional paid-in capital.

(g)         Pro forma net loss per share was calculated by dividing pro forma net loss by the weighted average number of shares outstanding, as follows:

	Assuming Maximum Approval	Assuming Minimum Approval*
NationsHealth	21,375,000	29,726,000
Millstream	4,775,000	3,970,000
Pro Forma Weighted Average Number of Shares Outstanding	26,150,000	33,696,000

Warrants and options have not been considered since their effect would be anti-dilutive to pro forma net loss per share.

*                                         The terms of the Merger Agreement contain, among other things, a formula for computing the stock consideration issuable to the NationsHealth members. The stock consideration is computed using the following formula as contained in Section 2.01(c)(2) of the merger agreement:

stock consideration = 4,775,000 X	400 + 3N
100 – N

where N means the percentage, which will be expressed as a number out to the ten thousandths decimal point (for example, 10.7553% will be “10.7553” for purposes of this formula), of shares issued in the Millstream initial public offering the holders of which have voted against the merger and demanded that their shares be converted into a pro rata portion of the trust account in which a substantiated portion of the net proceeds of Millstream’s initial public offering are held. The formula serves to reduce the percentage ownership interest of the Millstream stockholders in direct relation to the reduction of cash provided from the trust account. The formula was derived based upon several factors, including the valuation of NationsHealth, the percentage ownership interest of Millstream stockholders and NationsHealth members, the potential dilutive effect of future exercises of Millsteam warrants and the amount of cash available from the trust account.